EXHIBIT (d)(4)

                      FORM OF NOTICE OF GUARANTEED DELIVERY
            FOR SHARES OF COMMON STOCK OF JAPAN OTC EQUITY FUND, INC.
                     SUBSCRIBED FOR PURSUANT TO THE PRIMARY
                SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE

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THIS FORM IS TO BE USED ONLY BY NEW YORK STOCK EXCHANGE MEMBER FIRMS, BANKS, OR
TRUST COMPANIES, AS NOMINEE HOLDERS OF RIGHTS.

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Japan OTC Equity Fund, Inc. (the "Fund") issued to its record date shareholders, as of the close of business on October 25, 1999 (the "Record Date"), non-transferable rights ("Rights") in the ratio of one Right for every whole share held on the Record Date, generally entitling the holders thereof to subscribe for one share ("Shares") of common stock of the Fund for every three Rights held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated October __, 1999 (the "Prospectus"), which is incorporated herein by reference. As set forth in the Prospectus under the heading "The Offer - Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting the subscription and payment for all Shares subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege, as such terms are defined in the Prospectus. This form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. Eastern time on November 19, 1999 (the "Expiration Date"), unless the Offer is extended.

                           The Subscription Agent is:
                       State Street Bank and Trust Company
                            Boston EquiServe Division

                        By First Class Mail
                        EquiServe
                        Attn: Corporate Actions
                        P.O. Box 9573
                        Boston, MA  02205-9573
                        U.S.A

                        By Hand
                        Security Transfer and Reporting
                        Service, Inc.
                        c/o EquiServe
                        100 Williams Street, Galleria
                        New York, NY  10038
                        U.S.A.

                        By Express Mail or Overnight Courier
                        EquiServe
                        Attn: Corporate Actions
                        40 Campanelli Drive
                        Braintree, MA  02184
                        U.S.A.

                                  By Facsimile
                                 (781) 575-4826

                           Confirmed by telephone to:
                                 (781) 575-4816

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS IN A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE
                                VALID DELIVERY.

      The bank, trust company or New York Stock Exchange member firm that completes this form must communicate the guarantee and the number of Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, November 19, 1999, unless the Offer is extended. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Subscription Certificate and (ii) payment in full of the Estimated Subscription Price for all subscribed Shares. The Subscription Certificate and full payment be delivered by the close o0f business on the third business day (November 24, 1999) after the Expiration date (November 19, 1999). Failure to deliver this Notice or to make the delivery Guaranteed herein will result in a forfeiture of the Rights.

                                    GUARANTEE

      The Undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent of (a) by 5:00 p.m., Eastern time on the third business day after the Expiration Date (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Estimated Subscription Price for Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege, as such subscription for Shares is indicated herein and in the Subscription Certificate and (b) by no later than 5:00 p.m., Eastern time, on December 16, 1999, the tenth business day after the Confirmation Date of December 2, 1999, unless the Offer is extended, of any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price.

                           JAPAN OTC EQUITY FUND, INC.        Broker Assigned
                                                              Control #________

Primary Subscription       Number of Rights to       Number of Shares subscribed for          Payment to be made in connection with
                           Be exercised              pursuant  to the Primary Subscription    Shares subscribed for pursuant to the
                                                     for which you are guaranteeing           Primary Subscription at the Estimated
                                                     delivery of Rights and payments.         Subscription Price.
                           __________ Rights         _____________Shares                      $_______________

Over-Subscription                                    Number of Shares subscribed for          Payment to be made in connection with
                                                     Pursuant to the Over-Subscription        Shares subscribed for pursuant to the
                                                     Privilege for which you are              Over-Subscription Privilege at the
                                                     guaranteeing payment.                    Estimated Subscription Price.
                                                     _____________Shares                      $_______________

Totals                     Total Number of           Total Number of Shares requested         Total Payment
                           Rights to be delivered
                           ___________Rights         _____________Shares                      $_______________

Method of delivery (circle one)
A.    Through Depository Trust Company ("DTC")*
B. Direct to State Street Bank and Trust Company, Boston EquiServe Division as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

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Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

-----------------------------------------   ----------------------------------
Name of Firm                                Authorized Signature

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DTC Participant Number                      Title

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Address                                     Name (Please Type or Print)

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Zip Code                                    Phone Number

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Name of Registered Holder (if applicable)

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Contact Person                              Date

*If the Rights are to be delivered through DTC, call the Subscription Agent to obtain a protect Identification Number, which needs to be communicated by you to DTC.

                   NOTICE OF GUARANTEED DELIVERY INSTRUCTIONS

A Notice of Guaranteed Delivery may be submitted if the Notice is received by the Subscription Agent by 5:00 p.m., Eastern Time, on the Expiration Date.

Broker assigned control number:

In order to properly track incoming guarantees on the Expiration Date, we are requiring that each guarantee submitted be assigned a unique control number. Each person in the Reorganization Department of a securities broker, bank or trust company should assign his or her own unique number (e.g. the sixth item delivered by Paul in the Reorganization Department XYZ Securities, could have a control number of XYZPaul 6). It is the individual firm's responsibility to ensure that the control numbers are not duplicated, as the firm will be held responsible for any losses incurred due to duplication.

Item 1. The Primary Subscription

      Indicate the Rights exercised and Shares requested with the corresponding dollar amount. Please note, by completing Item 1 you are exercising Primary Subscription Rights. If the Right had previously been exercised through DTC do not complete this portion.

Item 2. The Over-Subscription Privilege

      Indicate the Shares requested and the corresponding dollar amount.

Item 3. Totals

      Total the Rights and payment which the Subscription Agent will receive from you on the designated dates.

Method of Delivery

      Indicate how the Rights will be delivered to the Subscription Agent. If Subscription Certificates are to be delivered directly to the Subscription Agent, please provide the registration of such Certificates.